Exhibit 99.1

DIRECTV Announces Fourth Quarter and Full Year 2011 Results

DIRECTV Adds 715,000 Net Additions in the Quarter Driven by DIRECTV Latin America’s All-Time Quarterly Record of 590,000; DIRECTV adds 3.7 million new subscribers in 2011 including Sky Mexico.

  For the year, DIRECTV Latin America sets records with 3.5 million gross and 2.1 million net additions while Sky Mexico adds 964,000 net new subscribers
  DIRECTV U.S. sets annual record for gross additions with 4.3 million while adding 662,000 net new subscribers

DIRECTV Fourth Quarter Revenue Growth of 13% drives full year revenue to over $27 Billion

  DIRECTV Latin America full year revenues grow 42% on record subscriber growth and an 8.1% increase in ARPU
  Full year DIRECTV U.S. revenue growth of 8% to $21.87 billion driven by strong subscriber and ARPU growth

DIRECTV Fourth Quarter Diluted Earnings per Share Increases 38% to $1.02 and grows over 50% to $3.47 for the full year

  Full year EPS driven by DIRECTV Latin America’s 43% increase in operating profit before depreciation and amortization as well as $5.5 billion of share repurchases in 2011

DIRECTV Board Approves New $6 Billion Stock Repurchase Program

EL SEGUNDO, Calif.--(BUSINESS WIRE)--February 16, 2012--DIRECTV (NASDAQ:DTV) today reported increases in fourth quarter 2011 revenues of nearly 13% to $7.46 billion, operating profit before depreciation and amortization1 (OPBDA) of 6% to $1.78 billion and operating profit of 14% to $1.21 billion compared to last year’s fourth quarter. DIRECTV also reported that fourth quarter net income increased 16% to $718 million while diluted earnings per share grew 38% to $1.02 compared with the same period last year.

“Our fourth quarter results capped off another strong year of industry leading growth as we further extended our position as the world’s largest provider of pay television services with nearly 32 million subscribers in the U.S. and Latin America,” said Mike White, president and CEO of DIRECTV. “Strong consumer demand for DIRECTV and SKY’s premium brands drove full year gross additions in both our U.S. and Latin American businesses to all-time highs fueling the largest annual net gain in DIRECTV’s history of nearly 3.7 million subscribers including Sky Mexico. The tremendous subscriber performance along with solid ARPU growth fueled an acceleration of full year consolidated revenue growth to 13% exceeding the growth rates recorded over the past two years. In addition, earnings per share grew by over 50% in 2011 due to the higher operating profit at both DIRECTV U.S. and Latin America, as well as our share repurchase program.”

White concluded, “We exit 2011 on track to achieve the operating and financial priorities we outlined a year ago as part of our diversified growth strategy designed to further extend DIRECTV’s leadership position as the world’s most popular pay television service while maintaining industry-leading revenue and earnings growth. We believe that successful execution of these strategies along with our share repurchase plan – highlighted by the approval of an additional $6 billion buyback authorization – will create significant shareholder value as we remain on track to achieve or exceed our $5 EPS target in 2013.”

DIRECTV’S OPERATIONAL REVIEW

DIRECTV Consolidated	Three Months		Twelve Months
Dollars in Millions except Earnings	Ended December 31,		Ended December 31,
per Class A Common Share	2011	2010	2011	2010
Revenues	$7,463	$6,621	$27,226	$24,102
Operating Profit Before Depreciation and Amortization(1)	1,782	1,684	6,978	6,378
OPBDA Margin(1)	23.9%	25.4%	25.6%	26.5%
Operating Profit	1,214	1,062	4,629	3,896
Operating Profit Margin	16.3%	16.0%	17.0%	16.2%
Net Income Attributable to DIRECTV	718	618	2,609	2,198
Diluted Earnings Per Class A Common Share	1.02	0.74	3.47	2.30
Adjusted Diluted Earnings Per Share(2)	1.02	0.74	3.47	2.48
Capital Expenditures and Cash Flow
Cash Paid for DIRECTV U.S. Subscriber Leased Equipment - Acquisitions, Upgrade and Retention	246	298	1,028	967
Cash Paid for Property, Equipment and Satellites	608	372	2,142	1,449
Cash Flow Before Interest and Taxes(3)	1,025	964	3,710	3,916
Free Cash Flow(4)	720	711	2,015	2,790

Fourth Quarter Review

DIRECTV’s fourth quarter revenues of $7.46 billion increased nearly 13% over the same period last year principally due to strong subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S., as well as higher DIRECTV U.S. average revenue per subscriber (ARPU). Operating profit before depreciation and amortization increased 6% to $1.78 billion while OPBDA margin declined to 23.9%. The margin decline was primarily due to higher programming costs at DIRECTV U.S. mostly related to program supplier rate increases and the new NFL Sunday Ticket contract, which went into effect with the 2011 season. Operating profit grew 14% to $1.21 billion and operating profit margin increased slightly to 16.3% as the decline in OPBDA margin was more than offset by lower depreciation expense at DIRECTV U.S. principally driven by an increase in the estimated depreciable life of high-definition (HD) set-top boxes from three years to four years resulting in a decline in depreciation expense of approximately $65 million in the quarter.

Net income attributable to DIRECTV increased 16% to $718 million compared with the fourth quarter of last year primarily due to the higher operating profit. This improvement was partially offset by higher interest expense principally resulting from an increase in long-term debt as well as increased income tax expense primarily due to higher pre-tax income and a lower effective tax rate in fourth quarter of 2010 resulting from foreign tax credits and a lower effective state tax rate. Diluted earnings per share increased 38% to $1.02 in the quarter due to the higher net income and a lower average share count resulting from stock repurchases made over the last twelve months.

Cash flow before interest and taxes3 increased 6% to $1.03 billion and free cash flow increased 1% to $720 million compared to the fourth quarter of 2010 due to the higher OPBDA and an increase in cash generated by changes in working capital driven primarily by the timing of payments under the new NFL Sunday Ticket contract. Cash flow was also impacted by increased capital expenditures mostly due to record gross additions at DTVLA as well as greater demand for advanced equipment and higher payments for satellites at both DIRECTV U.S. and DTVLA. Free cash flow was also negatively impacted by greater cash tax payments primarily due to the higher pre-tax income, as well as the utilization of tax credit carry-forwards in 2010. Also during the quarter but not included in free cash flow, was cash paid for share repurchases of $1.13 billion.

Full Year Review

DIRECTV’s full year 2011 revenues increased 13% to $27.23 billion over last year principally due to strong subscriber and ARPU growth at both DIRECTV Latin America and DIRECTV U.S. Operating profit before depreciation and amortization increased 9% to $6.98 billion while OPBDA margin declined to 25.6% during the period. The margin decline was primarily due to higher programming costs at DIRECTV U.S. mostly associated with program supplier rate increases and the new NFL Sunday Ticket contract. Full year 2011 operating profit increased 19% to $4.63 billion and operating profit margin increased to 17.0% as the lower OPBDA margin was more than offset by the decline in depreciation and amortization expenses at DIRECTV U.S.

Net income attributable to DIRECTV increased 19% to $2.61 billion in 2011 driven by the higher operating profit partially offset by greater interest expense principally resulting from an increase in long-term debt as well as greater income tax expense resulting from the higher pre-tax income. Also impacting the comparison was a $67 million gain from the final settlement of the equity collars in 2010 assumed in the Liberty transaction. Diluted earnings per share grew to $3.47, a 40% increase excluding the impact of the Malone transaction2 from the results of 2010, primarily due to higher net income as well as a lower average share count resulting from stock repurchases made over the last twelve months.

In 2011, cash flow before interest and taxes declined 5% to $3.71 billion and free cash flow fell 28% compared with 2010 as the higher OPBDA was more than offset by higher capital expenditures primarily associated with record gross additions and demand for advanced set-top boxes, as well as higher satellite expenditures at both DIRECTV U.S. and DTVLA. Full-year free cash flow was also impacted by higher cash interest payments related to an increase in long-term debt and greater cash tax payments primarily associated with higher pre-tax income, as well as the utilization of tax credit carry-forwards in 2010. During 2011 but not included in free cash flow, was cash paid for share repurchases of $5.50 billion. In addition, DIRECTV U.S. issued $4.0 billion of Senior Notes and redeemed $1.0 billion of 6.375% Senior Notes due 2015 during 2011.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Fourth Quarter Review

In the quarter, DIRECTV U.S. revenues increased 9% to $6.03 billion due to ARPU growth of 4.9% coupled with the larger subscriber base. Net additions of 125,000 were lower due to an 8% decline in gross additions to 1.03 million and an increase in the average monthly churn rate to 1.52%. The ARPU increase to $101.38 was mostly due to higher NFL Sunday Ticket revenues, price increases on programming packages and leased set-top boxes, as well as higher advanced service and premium channel fees, partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 19.89 million subscribers, an increase of 3% over the 19.22 million subscribers reported for the year ended December 31, 2010.

Fourth quarter OPBDA was relatively flat at $1.33 billion and OPBDA margin fell to 22.0% primarily due to higher programming costs mostly related to the new NFL Sunday Ticket contract and program supplier rate increases. Also in the quarter, operating profit grew 12% to $965 million and operating profit margin increased to 16.0% as the decline in OPBDA margin was more than offset by lower depreciation and amortization expense related to an increase in the estimated depreciable life of HD set-top boxes from three years to four years in July 2011, lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years and the completion of amortization for a subscriber-related intangible asset.

	Three Months		Twelve Months
DIRECTV U.S.	Ended December 31,		Ended December 31,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$6,029	$5,531	$21,872	$20,268
Average Monthly Revenue per Subscriber (ARPU) ($)	101.38	96.64	93.27	89.71
Operating Profit Before Depreciation and Amortization(1)	1,327	1,324	5,289	5,216
OPBDA Margin(1)	22.0%	23.9%	24.2%	25.7%
Operating Profit	965	863	3,702	3,290
Operating Profit Margin	16.0%	15.6%	16.9%	16.2%
Cash Flow Before Interest and Taxes(3)	910	847	3,267	3,510
Free Cash Flow(4)	680	646	1,835	2,348
Subscriber Data (in 000’s except Churn)
Gross Subscriber Additions	1,030	1,116	4,316	4,124
Average Monthly Subscriber Churn	1.52%	1.44%	1.56%	1.53%
Net Subscriber Additions	125	289	662	663
Cumulative Subscribers	19,885	19,223	19,885	19,223

Full Year Review

In 2011, DIRECTV U.S. revenues increased 8% to $21.87 billion due to ARPU growth of 4.0% on the larger subscriber base. Net additions were relatively unchanged compared with 2010 at 662,000 as a 5% increase in gross additions to an all-time record 4.32 million was offset by a modest increase in the average monthly churn rate to 1.56% on a larger subscriber base. The ARPU increase to $93.27 was mostly due to price increases on programming packages and leased set-top boxes, higher advanced services fees, higher premium channel buy rates and an increase in NFL Sunday Ticket revenues, partially offset by more promotional offers to new and existing customers.

OPBDA in 2011 increased 1% to $5.29 billion and OPBDA margin fell to 24.2% primarily due to higher costs mostly related to program supplier rate increases and the new NFL Sunday Ticket contract. Also in 2011, operating profit grew 13% to $3.70 billion and operating profit margin increased to 16.9% as the decline in OPBDA margin was more than offset by lower depreciation and amortization expense related to an increase in the estimated depreciable life of HD set-top boxes from three years to four years, lower depreciation expense associated with a reduction in set-top box capital expenditures over the last several years and the completion of amortization for a subscriber-related intangible asset.

DIRECTV Latin America Segment

DIRECTV Latin America owns approximately 93% of Sky Brazil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore is not consolidated by DTVLA, had approximately 4.01 million subscribers as of December 31, 2011 bringing the total subscribers in the region to 11.88 million at the end of the fourth quarter of 2011.

	Three Months		Twelve Months
DIRECTV Latin America	Ended December 31,		Ended December 31,
Dollars in Millions except ARPU	2011	2010	2011	2010
Revenue	$1,372	$1,031	$5,096	$3,597
Average Monthly Revenue per Subscriber (ARPU) ($)	60.41	61.12	62.64	57.95
Operating Profit Before Depreciation and Amortization(1)	422	342	1,663	1,164
OPBDA Margin(1)	30.8%	33.2%	32.6%	32.4%
Operating Profit	220	185	916	623
Operating Profit Margin	16.0%	17.9%	18.0%	17.3%
Cash Flow Before Interest and Taxes(3)	101	111	430	397
Free Cash Flow(4)	49	59	173	218
Subscriber Data(5) (in 000’s except Churn)
Gross Subscriber Additions	965	639	3,510	2,318
Average Monthly Total Subscriber Churn	1.65%	1.55%	1.78%	1.77%
Average Monthly Post-paid Subscriber Churn	1.42%	1.37%	1.42%	1.47%
Net Subscriber Additions	590	378	2,063	1,220
Cumulative Subscribers	7,871	5,808	7,871	5,808

Fourth Quarter Review

In the fourth quarter, DTVLA revenues increased 33% to $1.37 billion principally due to strong subscriber growth partially offset by a 1.2% decline in ARPU. Net additions increased 56% to an all-time record of 590,000 driven by a 51% increase in gross additions to 965,000 partially offset by an increase in monthly post paid churn in the quarter to 1.42% on a larger subscriber base. Gross additions were higher principally due to greater demand in Brazil particularly from the middle market segment, as well as from increased new activations in Argentina and Venezuela, while the increase in post-paid churn was mainly driven by higher churn in Brazil and Argentina. The decline in ARPU to $60.41 was mostly due to unfavorable exchange rates, mainly in Brazil and Argentina, as well as the impact from increased penetration of middle market subscribers partially offset by price increases and greater penetration of advanced services. Excluding the impact of exchange rates, DTVLA ARPU increased 1.8% in the fourth quarter.

DIRECTV Latin America’s fourth quarter 2011 OPBDA increased 23% to $422 million and operating profit rose 19% to $220 million. Also in the quarter, OPBDA margin declined to 30.8% and operating profit margin fell to 16.0% primarily due to higher subscriber acquisition costs associated with the record gross additions.

Full Year Review

In 2011, DTVLA revenues increased 42% to $5.10 billion principally due to strong subscriber growth and an 8.1% increase in ARPU. Net additions increased 69% to an all-time record of 2.06 million driven by a 51% increase in gross additions to 3.51 million and a decline in monthly post paid churn to 1.42%. Gross additions were higher principally due to greater demand in Brazil particularly from the middle market segment, as well as from increased new activations in Argentina, while the reduction in post-paid churn was mainly driven by lower churn in Venezuela and Brazil. The increase in ARPU to $62.64 was mostly due to price increases and greater penetration of advanced services, as well as favorable exchange rates in Brazil. Excluding the impact of exchange rates, DTVLA ARPU increased 6.1% in 2011. DIRECTV Latin America’s 2011 OPBDA increased 43% to $1.66 billion and operating profit rose 47% to $916 million as margins remained relatively unchanged from the prior comparable period.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV’s fourth quarter 2011 earnings and outlook call will be available on the company’s website at www.directv.com/investor. The webcast will begin at 1:00 p.m. ET, today, February 16, 2012. Access to the earnings call is also available in the United States by dialing (866) 719-0110 and internationally by dialing (719) 457-2506. The conference ID number is 9410265. A replay of the call can be accessed by dialing 888-203-1112 in the U.S. and 719-457-0820 internationally. The replay pass code is 9410265. The replay will be available from 2:30 p.m. PT Thursday, February 16 through 9:59 p.m. PT Thursday, February 23, 2012 and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV’s Annual Report on Form 10-K for the year ended December 31, 2011, expected to be filed in February 2012, for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) In the second quarter of 2010, DIRECTV resolved an FCC issue regarding our Puerto Rico operations by consummating a transaction with Dr. John C. Malone and members of his family. Under the terms of the agreement, the Malones exchanged 21.8 million shares of DIRECTV Class B common stock, which were all of the outstanding Class B shares, for 26.5 million shares of DIRECTV Class A common stock. The additional 4.7 million shares, valued at approximately $160 million reduced the diluted earnings per share attributable to Class A shareholders to $2.30 for 2010. See reconciliation of adjusted diluted earnings per share to diluted earnings per share at the end of this release.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions” and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment – subscriber acquisitions”, and “Cash paid for subscriber leased equipment – upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. DIRECTV believes this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(5) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world’s leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to nearly 19.9 million customers in the United States and nearly 12 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$7,463	$6,621	$27,226	$24,102

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,443	2,895	11,655	10,074
Subscriber service expenses	496	440	1,911	1,681
Broadcast operations expenses	100	91	389	350
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	866	812	3,390	3,005
Upgrade and retention costs	354	316	1,327	1,169
General and administrative expenses	422	383	1,576	1,445
Depreciation and amortization expense	568	622	2,349	2,482
Total operating costs and expenses	6,249	5,559	22,597	20,206

Operating profit	1,214	1,062	4,629	3,896

Interest income	9	11	34	39
Interest expense	(194)	(161)	(763)	(557)
Liberty transaction and related gains	-	-	-	67
Other, net	10	24	84	69

Income before income taxes	1,039	936	3,984	3,514

Income tax expense	(316)	(253)	(1,348)	(1,202)

Net income	723	683	2,636	2,312

Less: Net income attributable to noncontrolling interest	(5)	(65)	(27)	(114)

Net income attributable to DIRECTV	$718	$618	$2,609	$2,198

Net income attributable to DIRECTV Class A common stockholders	$718	$618	$2,609	$2,014

Net income attributable to DIRECTV Class B common stockholders, including
$160 million exchange inducement value for the Malone Transaction	-	-	-	184
Net income attributable to DIRECTV	$718	$618	$2,609	$2,198

Basic earnings attributable to DIRECTV Class A stockholders
per common share	$1.02	$0.75	$3.49	$2.31

Diluted earnings attributable to DIRECTV Class A stockholders
per common share	1.02	0.74	3.47	2.30

Basic and diluted earnings attributable to DIRECTV Class B
stockholders per common share, including $160 million exchange
inducement value for the Malone Transaction	-	-	-	8.44

Weighted average number of Class A common shares outstanding (in millions)
Basic	702	827	747	870
Diluted	707	833	752	876

Weighted average number of Class B common shares outstanding, through June 16, 2010 (in millions)
Basic	-	-	-	22
Diluted	-	-	-	22

Weighted average number of total common shares outstanding (in millions)
Basic	702	827	747	880
Diluted	707	833	752	886

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	December 31,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$873	$1,502
Accounts receivable, net of allowances of $79 and $76	2,474	2,001
Inventories	280	247
Deferred income taxes	62	53
Prepaid expenses and other	552	450

Total current assets	4,241	4,253
Satellites, net	2,215	2,235
Property and equipment, net	5,223	4,444
Goodwill	4,097	4,148
Intangible assets, net	909	1,074
Investments and other assets	1,738	1,755

Total assets	$18,423	$17,909

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,210	$3,926
Unearned subscriber revenues and deferred credits	533	486
Short-term borrowings	-	38

Total current liabilities	4,743	4,450
Long-term debt	13,464	10,472
Deferred income taxes	1,771	1,670
Other liabilities and deferred credits	1,287	1,287
Commitments and contingencies
Redeemable noncontrolling interest	265	224
Stockholders' deficit	(3,107)	(194)

Total liabilities and stockholders' deficit	$18,423	$17,909

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Years Ended December 31,
	2011	2010
Cash Flows From Operating Activities
Net income	$2,636	$2,312
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	2,349	2,482
Amortization of deferred revenues and deferred credits	(39)	(36)
Share-based compensation expense	103	82
Equity in earnings from unconsolidated affiliates	(109)	(90)
Net foreign currency transaction (gain) loss	50	(11)
Dividends received	104	78
Gain from sale of investments	(63)	(6)
Liberty transaction and related gains	-	(67)
Deferred income taxes	328	375
Other	53	66
Change in operating assets and liabilities:
Accounts receivable	(524)	(391)
Inventories	(33)	(35)
Prepaid expenses and other	(139)	(4)
Accounts payable and accrued liabilities	391	437
Unearned subscriber revenue and deferred credits	47	52
Other, net	31	(38)
Net cash provided by operating activities	5,185	5,206
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,924)	(2,303)
Cash paid for satellites	(246)	(113)
Investment in companies, net of cash acquired	(11)	(617)
Proceeds from sale of investments	116	9
Other, net	43	(75)
Net cash used in investing activities	(3,022)	(3,099)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	5,978
Debt issuance costs	(30)	(44)
Repayment of long-term debt	(1,000)	(2,323)
Proceeds from short-term borrowings	-	38
Repayment of short-term borrowings	(39)	-
Repayment of collar loan and equity collars	-	(1,537)
Repayment of other long-term obligations	(184)	(127)
Common shares repurchased and retired	(5,496)	(5,111)
Stock options exercised	-	38
Taxes paid in lieu of shares issued for share-based compensation	(58)	(118)
Excess tax benefit from share-based compensation	25	11
Dividends paid to redeemable noncontrolling interest	-	(15)
Net cash used in financing activities	(2,792)	(3,210)
Net decrease in cash and cash equivalents	(629)	(1,103)
Cash and cash equivalents at beginning of the year	1,502	2,605
Cash and cash equivalents at the end of the year	$873	$1,502

Supplemental Cash Flow Information
Cash paid for interest	$687	$460
Cash paid for income taxes	1,042	705

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
DIRECTV U.S.
Revenues	$6,029	$5,531	$21,872	$20,268
Operating profit before depreciation and amortization (1)	1,327	1,324	5,289	5,216
Operating profit before depreciation and amortization margin (1)	22.0%	23.9%	24.2%	25.7%
Operating profit	$965	$863	$3,702	$3,290
Operating profit margin	16.0%	15.6%	16.9%	16.2%
Depreciation and amortization	$362	$461	$1,587	$1,926
Capital expenditures	467	440	1,736	1,557

DIRECTV LATIN AMERICA
Revenues	$1,372	$1,031	$5,096	$3,597
Operating profit before depreciation and amortization (1)	422	342	1,663	1,164
Operating profit before depreciation and amortization margin (1)	30.8%	33.2%	32.6%	32.4%
Operating profit	$220	$185	$916	$623
Operating profit margin	16.0%	17.9%	18.0%	17.3%
Depreciation and amortization	$202	$157	$747	$541
Capital expenditures	386	230	1,428	857

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$62	$59	$258	$237
Operating profit (loss) before depreciation and amortization (1)	33	18	26	(2)
Operating profit (loss)	29	14	11	(17)
Depreciation and amortization	4	4	15	15
Capital expenditures	1	-	6	2

TOTAL
Revenues	$7,463	$6,621	$27,226	$24,102
Operating profit before depreciation and amortization (1)	1,782	1,684	6,978	6,378
Operating profit before depreciation and amortization margin (1)	23.9%	25.4%	25.6%	26.5%
Operating profit	$1,214	$1,062	$4,629	$3,896
Operating profit margin	16.3%	16.0%	17.0%	16.2%
Depreciation and amortization	$568	$622	$2,349	$2,482
Capital expenditures	854	670	3,170	2,416

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues	$6,029	$5,531	$21,872	$20,268

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,981	2,541	9,799	8,699
Subscriber service expenses	354	341	1,435	1,340
Broadcast operations expenses	76	70	300	273
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	693	702	2,794	2,631
Upgrade and retention costs	320	291	1,209	1,106
General and administrative expenses	278	262	1,046	1,003
Depreciation and amortization expense	362	461	1,587	1,926
Total operating costs and expenses	5,064	4,668	18,170	16,978

Operating profit	965	863	3,702	3,290

Interest income	-	1	1	5
Interest expense	(177)	(144)	(696)	(488)
Other, net	6	4	35	(5)

Income before income taxes	794	724	3,042	2,802

Income tax expense	(259)	(240)	(1,107)	(1,051)

Net income	$535	$484	$1,935	$1,751

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

	December 31,	December 31,
ASSETS	2011	2010
Current assets
Cash and cash equivalents	$232	$687
Accounts receivable, net of allowances of $51 and $46	2,126	1,735
Inventories	253	227
Prepaid expenses and other	419	187

Total current assets	3,030	2,836
Satellites, net	1,724	1,794
Property and equipment, net	3,084	2,832
Goodwill	3,177	3,176
Intangible assets, net	461	495
Other assets	320	267

Total assets	$11,796	$11,400

LIABILITIES AND OWNER’S DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,226	$2,977
Unearned subscriber revenues and deferred credits	377	378

Total current liabilities	3,603	3,355
Long-term debt	13,464	10,472
Deferred income taxes	1,321	906
Other liabilities and deferred credits	239	288
Commitments and contingencies
Owner’s deficit	(6,831)	(3,621)

Total liabilities and owner’s deficit	$11,796	$11,400

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Years Ended December 31,
	2011	2010
Cash Flows From Operating Activities
Net income	$1,935	$1,751
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization expense	1,587	1,926
Amortization of deferred revenues and deferred credits	(39)	(36)
Share-based compensation expense	84	67
Deferred income taxes	503	278
Other	(33)	20
Change in operating assets and liabilities:
Accounts receivable	(442)	(329)
Inventories	(26)	(27)
Prepaid expenses and other	(230)	(26)
Accounts payable and accrued liabilities	230	245
Unearned subscriber revenue and deferred credits	(1)	25
Other, net	3	11
Net cash provided by operating activities	3,571	3,905
Cash Flows From Investing Activities
Cash paid for property and equipment	(567)	(477)
Cash paid for subscriber leased equipment - subscriber acquisitions	(713)	(651)
Cash paid for subscriber leased equipment - upgrade and retention	(315)	(316)
Cash paid for satellites	(141)	(113)
Investment in companies, net of cash acquired	(11)	(1)
Proceeds from sale of investments	55	-
Other, net	1	3
Net cash used in investing activities	(1,691)	(1,555)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	3,990	5,978
Debt issuance costs	(30)	(44)
Repayment of long-term debt	(1,000)	(2,323)
Repayment of other long-term obligations	(66)	(99)
Cash dividends to Parent	(5,250)	(6,900)
Excess tax benefit from share-based compensation	21	9
Net cash used in financing activities	(2,335)	(3,379)
Net decrease in cash and cash equivalents	(455)	(1,029)
Cash and cash equivalents at beginning of the year	687	1,716
Cash and cash equivalents at end of the year	$232	$687

Supplemental Cash Flow Information
Cash paid for interest	$619	$392
Cash paid for income taxes	814	775

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit Before Depreciation and Amortization	$1,782	$1,684	$6,978	$6,378
Subtract: Depreciation and amortization expense	568	622	2,349	2,482
Operating Profit	$1,214	$1,062	$4,629	$3,896

*For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2011, which is expected to be filed with the SEC in February 2012.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$1,025	$964	$3,710	$3,916
Adjustments:
Cash paid for interest	(125)	(160)	(687)	(460)
Interest income	9	11	34	39
Income taxes paid	(189)	(104)	(1,042)	(705)
Subtotal - Free Cash Flow	720	711	2,015	2,790
Add Cash Paid For:
Property and equipment	764	656	2,924	2,303
Satellites	90	14	246	113
Net Cash Provided by Operating Activities	$1,574	1,381	$5,185	$5,206

DIRECTV
Reconciliation of Consolidated DIRECTV Adjusted Diluted EPS to Diluted EPS
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010

Adjusted Diluted EPS	$1.02	$0.74	$3.47	$2.48
Impact of Malone Transaction	-	-	-	(0.18)
Diluted EPS	$1.02	$0.74	$3.47	$2.30

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$101	$111	$430	$397
Adjustments:
Cash paid for interest	(13)	(14)	(55)	(58)
Interest income	8	10	32	33
Income taxes paid	(47)	(48)	(234)	(154)
Subtotal - Free Cash Flow	49	59	173	218
Add Cash Paid For:
Property, equipment and satellites	386	230	1,428	857
Net Cash Provided by Operating Activities	$435	$289	$1,601	$1,075

(3) and (4) - See footnotes above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculation
(Unaudited)

Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions)
Operating Profit	$965	$863	$3,702	$3,290
Adjustments:
Subscriber acquisition costs (expensed)	693	702	2,794	2,631
Depreciation and amortization expense	362	461	1,587	1,926
Cash paid for subscriber leased equipment - upgrade and retention	(79)	(84)	(315)	(316)
Pre-SAC margin*	$1,941	$1,942	$7,768	$7,531
Pre-SAC margin as a percentage of revenue*	32.2%	35.1%	35.5%	37.2%

Reconciliation of Cash Flow Before Interest and Taxes[3] and Free Cash Flow[4] to Net Cash Provided by Operating Activities
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions)
Cash Flow Before Interest and Taxes	$910	$847	$3,267	$3,510
Adjustments:
Cash paid for interest	(107)	(144)	(619)	(392)
Interest income	0	1	1	5
Income taxes paid	(123)	(58)	(814)	(775)
Subtotal - Free Cash Flow	680	646	1,835	2,348
Add Cash Paid For:
Property and equipment	163	128	567	477
Subscriber leased equipment - subscriber acquisitions	167	214	713	651
Subscriber leased equipment - upgrade and retention	79	84	315	316
Satellites	58	14	141	113
Net Cash Provided by Operating Activities	$1,147	$1,086	$3,571	$3,905

(3) and (4) - See footnotes above

* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management uses Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.’ current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(Dollars in Millions, Except SAC Amounts)
Subscriber acquisition costs (expensed)	$693	$702	$2,794	$2,631
Cash paid for subscriber leased equipment - subscriber acquisitions	167	214	713	651
Total acquisition costs	$860	$916	$3,507	$3,282
Gross subscriber additions (000's)	1,030	1,116	4,316	4,124
Average subscriber acquisition costs-per subscriber (SAC)	$835	$821	$813	$796

CONTACT:
DIRECTV
Media Contact:
Darris Gringeri, 212-205-0882
or
Investor Relations: 310-964-0808